Exhibit 10.2

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of the date as indicated at the signature page, by and between The CodeSmart Group, Inc., a Nevada corporation with its headquarters located at 103 Waters Edge Congers, NY 10920 (the “Company”), and the subscribers identified on the signature page hereto (each a “Subscriber,” collectively, the “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, interalia, under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act;

WHEREAS, the Company intends to enter into a reverse triangular merger with a publicly traded company, which is to be identified by the Subscribers and reasonably acceptable to the Company (“Pubco”), the common stock of which (“Pubco Common Stock”) is quoted on the OTCQB, in which merger Pubco will cancel the outstanding shares of the Company in exchange for shares of Pubco Common Stock so that shareholders of the Company will own an aggregate of 60% of total outstanding shares of Pubco Common Stock immediately after such merger (such transaction, or any other transaction that results in the Company and its subsidiaries becoming subsidiaries of Pubco, or substantially all of the assets of the Company and its subsidiaries becoming owned directly or indirectly by, and their business being conducted directly or indirectly by, Pubco, the “Merger”);

WHEREAS, immediately after the date hereof and as soon as the Merger is consummated, Pubco intends to conduct a private placement offering, pursuant to Regulation D and/or Regulation S under the Securities Act and any and all applicable state securities laws (the “PIPE”) of Pubco’s securities (the “PIPE Securities”); and

WHEREAS, the Subscribers wish to purchase and acquire from the Company, and the Company desires to issue and sell to the Subscribers secured convertible promissory notes (the “Notes”) in the principal amounts as set forth on each Subscriber’s signature page hereto (the “Purchase Price”) up to $250,000 (the “Maximum Amount”), convertible into shares of the Company’s common stock, par value $0.0001 (the “Company Common Stock”) or if at the time of conversion the Merger has been consummated, shares of the Pubco Common Stock (Company Common Stock and the Pubco Common Stock, collectively, referred to as the “Conversion Shares”), substantially in the form attached hereto as Exhibit A. The Notes shall be convertible at a conversion price equal to 100% of the per share purchase price of the PIPE Securities if they are Pubco Common Stock, or the conversion or exercise price if they are securities which are convertible into or exercisable for Pubco Common Stock (the “PIPE Offering Price”).In lieu of conversion, the Notes may also be exchanged into the PIPE Securities at the PIPE Offering Price at the option of the Subscribers. The Notes and the Conversion Shares hereinafter referred to as the “Securities”. The Note, the Security Agreement and other documents in connection therewith are hereinafter referred to as the “Transaction Documents.”

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Purchase and Sale.

(a)     Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to sell, assign, transfer and deliver to Subscriber, and Subscriber hereby agrees to purchase and accept delivery from the Company, the Note, free of all liens, pledges, mortgages, security interests, charges, restrictions, adverse claims or other encumbrances of any kind or nature whatsoever (“Encumbrances”). In consideration thereof, the Subscriber shall deliver the Purchase Price in immediately available funds by wire transfer in accordance with the wire instructions provided by the Company.

(b)    Closing Date. The closing of the purchase and sale of the Notes (the “Closing”) shall take place as soon as practicable following the satisfaction of the conditions to the Closing set forth herein (or such later date as is mutually agreed to by the Company and the Subscriber(s)). There may be multiple Closings until such time as subscriptions for the sale of the Notes up to the Maximum Amount are accepted (the date of any such Closing is hereinafter referred to as a “Closing Date”). Each Closing shall occur on a Closing Date at the offices of Of sink, LLC, 900 Third Avenue, 5th Floor, New York, New York 10022 (or such other place as is mutually agreed to by the Company and the Subscriber(s)).

2.    Subscribers Representations and Warranties. Each Subscriber hereby represents, warrants and agrees with the Company that:

(a)    Standing of Subscriber. If Subscriber is an entity, such Subscriber is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. If Subscriber is a natural person, such Subscriber is not a minor and has the legal capacity to enter into this Agreement;

(b)    Authorization and Power. Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents and to purchase the Note. The execution, delivery and performance of this Agreement and the other Transaction Documents by Subscriber and, if Subscriber is an entity, the consummation by Subscriber of the transactions contemplated hereby have been duly authorized by all necessary company action, and no further consent or authorization of Subscriber, its board of directors or similar governing body, or stockholders is required, as applicable. This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by Subscriber and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with the terms thereof;

(c)    Independent Advice. Subscriber has been urged, and has been given the opportunity, to seek independent advice from professional advisors relating to the suitability of an investment in the Company in view of subscriber’s overall financial needs and with respect to the legal and tax consequences of such investment. The Subscriber acknowledges that there may be certain adverse tax consequences to me in connection with the purchase of the Note.

(d)    No Conflicts. If Subscriber is an entity, the execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not and will not result in a violation of Subscriber’s charter documents, bylaws or other organizational documents, as applicable;

(e)    Information on Subscriber. Such Subscriber is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated by the Commission under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. Subscriber is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended. Subscriber understands that the Company is relying on its representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws;

(f)    Purchase of Securities. Subscriber will purchase the Securities for its own account for investment and not with a view toward, or for resale in connection with, the public sale or any distribution thereof in violation of the Securities Act or any applicable state securities law, and has no direct or indirect arrangement or understandings with any other person or entity to distribute or regarding the distribution of such Securities;

(g)    Compliance with Securities Act. Subscriber understands and agrees that the Conversion Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities laws by reason of their issuance in a transaction that does not require registration under the Securities Act, and that such Conversion Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration. Subscriber understands that it is not anticipated that there will any market for the resale of the Securities;

(h)    Legend. The Note and the Conversion Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (REASONABLY ACCEPTABLE TO THE COMPANY), IN AN ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.”

(i)    No Governmental Endorsement. Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities;

(j)   Receipt of Information. Subscriber believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Subscriber further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access;

(k)     Subscriber fully understands the Company has limited or no financial or operating history and that the purchase of the Securities is a speculative investment that involves a high degree of risk of the loss of its entire investment. Subscriber fully understands the nature of the risks involved in purchasing the Securities and it is qualified by its knowledge and experience to evaluate investments of this type. Subscriber has carefully considered the potential risks relating to the Company and purchase of its securities and has independently evaluated the risks of purchasing the Securities.

(l)     Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and have obtained, in its judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. Subscriber has not utilized any person as its purchaser representative as defined in Regulation D under the Securities Act in connection with evaluating such merits and risks.

(m)     In evaluating the suitability of an investment in the Note, the Subscriber has not relied upon any representation or information (oral or written) with respect to the Company or its subsidiaries, or otherwise, other than as stated in this Agreement. No oral or written representations have been made, or oral or written information furnished, to the Subscriber or its advisors, if any, in connection with the offering of the Note. and

(n)     Subscriber is not participating in the offer as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.    Company Representations and Warranties. The Company represents, warrants and agrees with, the Subscribers that:

(a)    Due Incorporation. The Company and each of its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, as defined below. Each subsidiary of the Company is identified on Schedule 3(a) attached hereto.

(b)    Authority; Enforceability. This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by the Company and each of its subsidiaries that is a party to any of the Transaction Documents, and is the valid and binding on the Company and its subsidiaries, as the case may be, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity. The Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations thereunder.

(c)    Capitalization. The authorized capital stock of the Company consists of 110,000,000 shares of Company Common Stock, par value US$0.0001 per share. As of the date hereof the Company has 23,500,000 shares of Company Common Stock issued and outstanding. All of the outstanding shares of Company Common Stock and of the stock of each of its subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable. No shares of capital stock of the Company or any of its subsidiaries are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. As of the date of this Agreement, except as set forth on Schedule 3(c), (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities other than as set forth in Schedule A to the Note, and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Note as described in this Agreement. The Note (and the Conversion Shares) when issued, will be free and clear of all pledges, liens, encumbrances and other restrictions (other than those arising under applicable securities laws as a result of the issuance of the Note). Except as set forth on Schedule 3(c), no co-sale right, right of first refusal or other similar right exists with respect to the Note (or the Conversion Shares) or the issuance and sale thereof. The issue and sale of the Note (and the Conversion Shares) will not result in a right of any holder of Company securities to adjust the exercise, exchange or reset price under such securities. The Company has made available to the Subscribers true and correct copies of the Company’s Articles of Incorporation, and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities exercisable for Company Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

(d)    Consents. No consent, approval, authorization or order of any court, governmental agency or body having jurisdiction over the Company or of any other person is required for the execution by the Company of this Agreement or any other Transaction Documents and compliance and performance by the Company of its obligations hereunder and thereunder, including, without limitation, the issuance of the Securities;

(e)    No Violation or Conflict. The execution, delivery and performance of this Agreement and other Transaction Documents by the Company and each of its subsidiaries that is a party hereto and thereto will not: (i) result in a violation of the Articles of Incorporation and Bylaws (or equivalent constitutive document) of the Company or any of its subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any subsidiary is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected except for those which could not reasonably be expected to have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). Except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under its constitutive documents. Except as set forth in Schedule 3(e), and except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any subsidiary. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any of its subsidiaries is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f)    The Securities.

The Note is duly authorized and upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof. The Conversion Shares, upon issuance:

(i)	shall be free and clear of any security interests, liens, claims or other Encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws;

(ii)	shall have been duly and validly issued, fully paid and non-assessable; and

(iii)	will not subject the holders thereof to personal liability by reason of being such holders;

(g)    Litigation. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation before or by any court, public board, governmental agency, self-regulatory organization or body having jurisdiction over the Company or its subsidiaries wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company or any of its subsidiaries to perform its obligations under, this Agreement or the other Transaction Documents, or (ii) have a Material Adverse Effect.

(h)    Acknowledgment Regarding Buyer’s Purchase of the Notes. The Company acknowledges and agrees that each Subscriber is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that none of the Subscribers is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or any other Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Subscriber(s) or any of its respective representatives or agents in connection with this Agreement, other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Subscriber’s purchase of the Notes (and the Conversion Conversion Shares). The Company further represents to the Subscriber that the Company’s decision to enter into this Agreement and other Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(i)    No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Note (or the Conversion Shares).

(j)    No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Notes under the Securities Act or cause this offering of the Note to be integrated with prior offerings by the Company for purposes of the Securities Act.

(k)   Employee Benefit Plans; ERISA. Schedule 3(k) sets forth a true, correct and complete list of all employee benefit plans, programs, policies and arrangements, whether written or unwritten (the “Company Plans”), that the Company, any subsidiary or any other corporation or business which is now or at the relevant time was a member of a controlled group of companies or trades or businesses including the Company or any subsidiary, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), maintain or have maintained on behalf of current or former members, partners, principals, directors, officers, managers, employees, consultants or other personnel. (i) There has been no prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code, with respect to any of the Company Plans; (ii) none of the Company Plans is or was subject to Section 412 of the Code or Section 302 or Title IV of ERISA; and (iii) each of the Company Plans has been operated and administered in all material respects in accordance with all applicable laws, including ERISA. There are no actions, suits or claims pending or threatened (other than routine claims for benefits), whether by participants, the Internal Revenue Service, the Department of Labor or otherwise, with respect to any Company Plan and no facts exist under which any such actions, suits or claims are likely to be brought or under which the Company or any subsidiary could incur any liability with respect to a Company Plan other than in the ordinary course. None of the Company Plans is or was a multiemployer plan within the meaning of Section 3(37) of ERISA. Neither the Company nor any subsidiary has announced, proposed or agreed to any change in benefits under any Company Plan or the establishment of any new Company Plan. There have been no changes in the operation or interpretation of any Company Plan since the most recent annual report, which would have any material effect on the cost of operating, maintaining or providing benefits under such Company Plan. Neither the Company nor any subsidiary has incurred any liability for the misclassification of employees as leased employees or independent contractors. Except as provided for in this S Agreement and in the other Transaction Documents, the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, will not (A) result in any individual becoming entitled to any increase in the amount of compensation or benefits or any additional payment from the Company or any subsidiary (including, without limitation, severance, golden parachute or bonus payments or otherwise), or (B) accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any individual

(l)   Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 3(l), there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement.

(m)    Title. Except as set forth on Schedule 3(m), each of the Company and its subsidiaries has good and marketable title to all of its personal property and assets free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. Except as set forth on Schedule 3(m), with respect to properties and assets it leases, each of the Company and its subsidiaries is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

(n)    No Material Adverse Breaches, etc. Neither Company nor any subsidiary is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Neither Company nor any subsidiary is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

(o)    Tax Status. Except as set forth in Schedule 3(o), the Company and each subsidiary has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company or such subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth in Schedule 3(o), there are no unpaid taxes in any material amount claimed to be due from the Company or any subsidiary by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(p)    Certain Transactions. Except as set forth in Schedule 3(p), and except for arm’s length transactions pursuant to which the Company or any subsidiary makes payments in the ordinary course of business upon terms no less favorable than it could obtain from third parties, none of the officers, directors, or employees of the Company or any subsidiary is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(q)    Rights of First Refusal. Except as set forth on Schedule 3(q), the Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

(r)    Brokers’ Fees. Except for as set forth on Schedule 3(r), the Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

(s)    No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers previously and presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date, in each case, that could cause a Material Adverse Effect.

(t)    Regulatory Permits. To the Company’s knowledge, the Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(u)    USA PATRIOT Act and Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with the money laundering requirements of all applicable governmental authorities and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into Law October 26, 2001) (the “USA PATRIOT Act”) and no action, suit or proceeding by or before any court or governmental authority or any arbitrator involving any of the Company or any of its Subsidiaries with respect to the Money Laundering Laws or USA PATRIOT Act is pending or, to the best knowledge of the Company, threatened.

(v)    PFIC. Neither the Company nor any of its subsidiaries is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(w)    OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or person acting on behalf of any of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary of the Company, joint venture partner or other person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(x)   Money Laundering Laws. The operations of each of the Company and its subsidiaries are and have been conducted at all times in compliance with the money laundering requirements of all applicable governmental authorities and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority or any arbitrator involving any of the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(y)    Solvency. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Notes (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature. The Company does not intend to incur debts beyond its ability to pay such debts as they mature.

(z)   Full Disclosure. No representation or warranty or other statement made by the Company in this Agreement in connection with the contemplated transactions contains any untrue statement of material fact or omits to state a material fact necessary to make the representations and warranties set forth herein, in light of the circumstances in which they were made, not misleading. The Company acknowledges that the Subscribers are relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Subscribers purchasing the Notes. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Subscribers would not enter into this Agreement. The foregoing representations and warranties shall survive for a period of twelve (12) months after the Closing Date.

4.   COVENANTS.

(a)   Merger and PIPE. The Company agrees to consummate the Merger with a publicly traded company recommended by a Subscriber that is acceptable to the Company at the earliest possible date but not later than the date which is May 15, 2013. For the purpose of the Merger, the Company shall use its best efforts to undertake such restructuring of its corporate structure as may be deemed reasonably necessary by the Subscribers. The Company, after the consummation of Merger, shall maintain the quotation or listing of its common stock on the American Stock Exchange, Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, Bulletin Board, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Pubco Common Stock (the “Principal Market”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable, as long as any Securities are outstanding.

(b)   Board of Directors. The Company agrees that upon the consummation of the Merger, the board of directors of the Pubco shall consist of five (5) members, of which two (2) shall be appointed and nominated by the Subscriber(s) who hold the Note(s) of at least 50% of the total outstanding principal of all the Notes issued hereunder.

(c)   Form D. The Company agrees to file a Form D with respect to the offer and sale of the Notes as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Notes (and the Conversion Shares), or obtain an exemption for the Notes (and the Conversion Shares) for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States.

(d)   Use of Proceeds. The Company shall use 100% of the net proceeds from the sale of the Notes (after deducting fees and expenses (including legal fees and expenses)) (i) to pay fees and expenses (including legal fees and expenses) related to the Merger, and (ii) for general working capital purposes.

(e)   Corporate Existence. So long as any of the Note remains outstanding, the Company shall not, and shall cause each of its subsidiaries not to, directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of its assets, enter into a change of control transaction, or any similar transaction or related transactions (each such transaction, an “Organizational Change”), other than the Merger, unless, prior to the consummation of such an Organizational Change, the Company obtains the written consent of the holders of then outstanding Notes. In any such case, the Company will make appropriate provision with respect to such holders’ rights and interests to insure that the provisions of this Section 4(c) will thereafter be applicable to the Notes.

(f)   Books and Records. As long as any Securities are outstanding, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(g)   Governmental Authorities. As long as any Securities are outstanding, the Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(h)   Properties. As long as any Securities are outstanding, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases and claims to which it is a party or under which it occupies or has rights to property if the breach of such provision could reasonably be expected to have a Material Adverse Effect. The Company will not abandon any of its assets except for those assets which have negligible or marginal value or for which it is prudent to do so under the circumstances.

(i)   Additional Negative Covenants. As long as any Securities are outstanding, the Company will not and will not permit any of its subsidiaries, without the written consent of the Subscribers, to directly or indirectly:

(i)	engage in any business other than businesses engaged in or proposed to be engaged in by the Company on the Closing Date or businesses similar thereto;

(ii)
merge or consolidate with any person or entity (other than the Merger and the mergers of wholly owned subsidiaries into the Company), or sell, lease or otherwise dispose of its assets other than in the ordinary course of business involving an aggregate consideration of more than ten percent (10%) of the book value of its assets on a consolidated basis in any 12-month period, or liquidate, dissolve, recapitalize or reorganize;

(iii)
incur any indebtedness for borrowed money or become a guarantor or otherwise contingently liable for any such indebtedness except for the PIPE or obligations incurred in the ordinary course of business;

(iv)
enter into any new agreement or make any amendment to any existing agreement, which by its terms would restrict the Company’s performance of its obligations to holders of the Notes pursuant to this Agreement or any Transaction Documents;

(v)
enter into any agreement with any holder or prospective holder of any securities of the Company, except for the PIPE, providing for the granting to such holder of registration rights, preemptive rights, special voting rights or protection against dilution;

(j)   Security and Seniority. The Company’s responsibilities under the Notes shall be secured by the Company’s collateral (the “Collateral”) as provided in the Security Agreement, which is in substantially the form of Exhibit B (the “Security Agreement”). The Subscribers shall have a first priority security interest in the Collateral.

(k)   Registration Rights. Holders of the Notes shall have the following rights with respect to filing registration statements(each a “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) for the resale of the Conversion Shares, if the Notes are converted, and the PIPE Securities, if the Notes are exchanged for PIPE Securities (Conversion Shares and PIPE Securities are collectively referred to as “Registrable Shares”):

(i)
Conversion Shares. If at any time when there is not an effective Registration Statement providing for the resale of all of the Conversion Shares, the Pubco shall determine to prepare and file with the Commission a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than for an underwritten offering or on Form S-4 or Form S-8, each as promulgated under the 1933 Act, or their then equivalents), the Company shall cause the Pubco send to each holder of Conversion Shares written notice of such determination. If within thirty (30) days after receipt of such notice, or within such shorter period of time as may be specified by the Pubco in such written notice as may be necessary for the Company and the Pubco to comply with its obligations with respect to the timing of the filing of such Registration Statement, any such holder of Conversion Shares shall so request in writing, (which request shall specify the Conversion Shares intended to be registered), the Company will cause the Pubco to use commercially reasonable efforts to cause the registration under the 1933 Act of all Conversion Shares which the Pubco has been so requested to register by the holder (the “Piggy-Back Registration”).

(ii)
PIPE Securities. If a holder of the Note decide to exchange the Note for PIPE Securities, such holder shall be entitled to the same registration rights, if any, provided to the investors in the PIPE and it shall waive its rights to Piggy-Back Registration as set forth in Section 4(j)(i) hereof.

(iii)
Mandated Reduction of Registrable Shares. If, for any reason, the Commission requires that the number of Registrable Shares to be registered for resale pursuant to the Registration Statement in connection with any Registration Statement, be reduced, such reduction (the “Cut Back Shares”) shall be allocated pro rata among the holders whose shares have been included in such Registration Statement until the reduction required by the Commission is effected.

(iv)
Expenses. All expenses incurred by the Pubco in complying with Section 4(k), including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the FINRA, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” The Company will pay all Registration Expenses in connection with any registration statement described in Section 4(k).

5.   CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes to the Subscriber(s) at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)    The Subscribers shall have executed this Agreement and other required Transaction Documents and delivered them to the Company.

(b)    The Subscribers shall have delivered to the Company the Purchase Prices for Notes by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(c)    The representations and warranties of the Subscribers contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Subscriber at or prior to the Closing Date.

6.   CONDITIONS TO THE SUBSCRIBER’S OBLIGATION TO PURCHASE.

The obligation of the Subscriber(s) hereunder to purchase the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

(a)    The Company and each subsidiary of the Company indicated in the Security Agreement (as defined below) shall have executed and delivered the security agreement of even date herewith, substantially in the form attached hereto as Exhibit B (the “Security Agreement”), with Omni View Capital Advisors, as collateral agent (the “Collateral Agent”), pursuant to which the Company and each such subsidiary shall have granted and conveyed to the Collateral Agent, for the benefit of the Subscribers, a first priority security interest in all of its tangible and intangible assets, now owned or hereafter acquired by it, as security for the full and timely repayment of the Notes in accordance with the terms of the Notes.

(b)    The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)    The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Notes, all of which shall be in full force and effect.

(d)    The Subscribers shall have received a certificate, executed by the President or Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyers, including, without limitation, an update as of the Closing Date regarding the representation contained in Section 3 above.

(e)    The Company shall have executed and delivered to the Subscribers the Notes in the respective amounts set forth on the signature pages of the Subscribers affixed hereto.

(f)    The Company shall have delivered to the Subscribers a certificate, executed on its behalf by an appropriate officer, dated as of the Closing Date, certifying the resolutions adopted by its Board of Directors approving the transactions contemplated by this Agreement and (in the case of the Company) the issuance of the Notes, certifying the current versions of its Articles of Incorporation and Bylaws (or equivalent documents) and certifying as to the signatures and authority of persons signing this Agreement on behalf of the Company. The foregoing certificate shall only be required to be delivered on the first Closing Date, unless any information contained in the certificate has changed.

(g)    The Company shall have performed and complied in all material respects with all agreements, covenants and conditions to closing required to be performed and complied by it or them under the Security Agreement, unless such agreements, covenants and conditions have been waived by the Subscribers.

7.   Broker’s Commission/Finder’s Fee. The Company on the one hand, and Subscriber on the other hand, agrees to indemnify the other against and hold the other harmless from any all liabilities to anyone claiming brokerage commission or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions. The Company represents that to the best of its knowledge there are no parties entitled to receive fees, commission, finder’s fees, due diligence fees or similar payments in connection with the offering of the Securities. Anything in this Agreement to the contrary notwithstanding, the Subscriber is providing indemnification only for such Subscriber’s own actions and not for any action of any other Subscriber. The liability of the Company and each Subscriber’s liability hereunder is several and not joint.

8.            Indemnification; Collateral Agent.

(a)   Indemnification of Subscribers. In consideration of the Subscriber’s execution and delivery of this Agreement and purchase of the Notes (and if applicable, the Conversion Shares) hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Subscriber(s) and each other holder of the Notes (and if applicable, the Conversion Shares), and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Subscriber Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Subscriber Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Subscriber Indemnitees or any of them as a result of, or arising out of, or relating to (a) any material misrepresentation by Company or any material breach of any covenant, agreement, obligation, representation or warranty by the Company contained in this Agreement or the Transaction Documents, or (b) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b)   Indemnification of the Company. Each of the Subscribers agrees to indemnify and hold harmless the Company and its respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, reasonable attorneys’ fees and disbursements, and any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Subscriber of any covenant or agreement made by the Subscriber herein or in any other document delivered in connection with this Agreement or the Transaction Documents.

(c)   Authority of Collateral Agent. Each Subscriber hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of the Security Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Security Agreement, together with such powers as are reasonably incidental thereto, and grants and affirms the immunities and indemnities provided to the Collateral Agent Related Persons (as defined below) and its affiliates in each of the Security Agreement. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any of the Security Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Security Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the Security Agreement or otherwise exist against the Collateral Agent. Each Subscriber acknowledges that none of the Collateral Agent Related Persons has made any representation or warranty to it, and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by any Collateral Agent-Related Person to any Subscriber. Each Subscriber represents to the Collateral Agent that it has, independently and without reliance upon any Collateral Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to enter into this Agreement and to invest in the Notes. Each Subscriber also represents that it will, independently and without reliance upon any Collateral Agent Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the Note Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Subscribers by the Collateral Agent, the Collateral Agent shall not have any duty or responsibility to provide any Buyer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Collateral Agent Related Persons. “Collateral Agent Related Persons” means the Collateral Agent and any successor agent arising hereunder, together with their respective affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such persons and affiliates.

9.   Miscellaneous.

(a)   Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth on the signature pages hereto or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated on the signature page hereto (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

(b)   Entire Agreement; Assignment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties hereto. Neither the Company nor Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.

(c)   Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)   Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party hereto against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the State of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non-conveniens. The parties hereto agree to submit to the in person am jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

(e)   Severability. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(f)   Captions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.

RESIDENTS OF ALL STATES: THE NOTES OFFERED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE NOTE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

THE CODESMART GROUP, INC
a Nevada corporation

By:	/s/ Ira Shapiro
Name:	Ira Shapiro
Title:	Chief Executive Officer

Address:	The CodeSmart Group, Inc.
103 Waters Edge
Congers, NY 10920

Facsimile No.:

Dated: April 15, 2013

SUBSCRIBER
Name of Subscriber: Marc Wexler
Address: _________________________________________
_________________________________________
Fax No.: ________________________________
Taxpayer ID# (if applicable): ________________
_________________________________________
(Signature)
By: /s/ Marc Wexler
Dated: April 15, 2013
Aggregate Purchase Price:  $140,000

 [Signature Page to The CodeSmart Group, Inc. Subscription Agreement]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

Please acknowledge your acceptance of the foregoing Subscription Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

THE CODESMART GROUP, INC
a Nevada corporation

By:	/s/ Ira Shapiro
Name:	Ira Shapiro
Title:	Chief Executive Officer

Address:	The CodeSmart Group, Inc.
103 Waters Edge
Congers, NY 10920

Facsimile No.:

Dated: April 24, 2013

SUBSCRIBER
Name of Subscriber: ECPC Capital, LLC
Address: _________________________________________
_________________________________________
Fax No.: ________________________________
Taxpayer ID# (if applicable): ________________
_________________________________________
(Signature)
By: /s/ Alfred Allen III
Dated: April 24, 2013
Aggregate Purchase Price:  $110,000

 [Signature Page to The CodeSmart Group, Inc. Subscription Agreement]

EXHIBIT A

CONVERTIBLE NOTE

Incorporated by reference herein Exhibit 4.1 to the Company’s Current Report on Form 8-K/A Amendment No.2 filed with the Securities and Exchange Commission on August 30, 2013.

A-11

EXHIBIT B

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of April 10, 2013, by and among CodeSmart Group, Inc.,  a Nevada corporation (the “Grantor”), and OmniView Capital Advisors, in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the Holders (as defined below).

WITNESSETH:

WHEREAS, pursuant to that certain Subscription Agreement, dated as of the even date hereof, by and among the Grantor and each party listed as a “Subscriber” on the Schedule of Subscribers attached thereto as Schedule I (the “Subscription Agreement”), the Grantor shall sell, and the Subscribers shall purchase, the “Notes” (as defined in the Subscription Agreement);

WHEREAS, it is a condition precedent to the Subscribers purchasing the Notes that the Grantor has granted a security interest in and to the Collateral (as defined in this Agreement) to the Collateral Agent for the benefit of the Holders to secure all of the Grantor’s obligations under the Subscription Agreement, the Notes issued pursuant thereto and the other “Subscription Documents” (as defined in the Subscription Agreement, and as the same may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, the “Subscription Documents”), on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the Subscription Agreement and the Notes, the other premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties covenant and agree as follows:

1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Subscription Agreement.  In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, unless the context otherwise clearly requires:

“Accounts” shall have the meaning given to that term in the Code and shall include without limitation all rights of the Grantor, whenever acquired, to payment for goods sold or leased or for services rendered, whether or not earned by performance.

“Business” shall mean the businesses from time to time, now or hereafter, conducted by the Grantor and its subsidiaries.

“Chattel Paper” shall have the meaning given to that term in the Code and shall include without limitation all writings owned by the Grantor, whenever acquired, which evidence both a monetary obligation and a security interest in or a lease of specific goods.

“Code” shall mean the Uniform Commercial Code as in effect on the date of this Agreement and as amended from time to time, of the state or states having jurisdiction with respect to all or any portion of the Collateral from time to time.

“Copyright Collateral” shall mean all Copyrights, whether now owned or hereafter acquired by the Grantor, that are associated with the Business.

“Copyrights” shall mean all copyrights, copyright registrations and applications for copyright registrations, including those shown on Annex 1 hereto, and, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Collateral” shall mean have the meaning ascribed thereto in Section 2 hereof.

“Deposit Accounts” shall have the meaning given to that term in the Code and shall include a demand, time, savings, passbook or similar account maintained with a bank, savings bank, savings and loan association, credit union, trust company or other organization that is engaged in the business of banking.

“Documents” shall have the meaning given to that term in the Code and shall include without limitation all warehouse receipts (as defined by the Code) and other documents of title (as defined by the Code) owned by the Grantor, whenever acquired.

“Equipment” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by the Grantor, whenever acquired and wherever located, used or brought for use primarily in the business or for the benefit of the Grantor, and not included in Inventory of the Grantor, together with all attachments, accessories and parts used or intended to be used with any of those goods or Fixtures, whether now or in the future installed therein or thereon or affixed thereto, as well as all substitutes and replacements thereof in whole or in part.

“Event of Default” shall mean (i) any of the Events of Default described in the Notes or the Subscription Documents, or (ii) any default by a Grantor in the performance of its obligations under this Agreement.

“Fixtures” shall have the meaning given to that term in the Code, and shall include without limitation leasehold improvements.

“General Intangibles” shall have the meaning given to that term in the Code and shall include, without limitation, all leases under which the Grantor, now or in the future leases and or obtains a right to occupy or use real or personal property, or both, all of the other contract rights of the Grantor, whenever acquired, and customer lists, choses in action, claims (including claims for indemnification), books, records, patents, copyrights, trademarks, blueprints, drawings, designs and plans, trade secrets, methods, processes, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer information, software, records and data, and oil, gas, or other minerals before extraction now owned or acquired after the date of this Agreement by the Grantor.

“Holder” means each Subscriber and any person to whom a Subscriber assigns all or any portion of a Note in accordance with the terms thereof.

“Instruments” shall have the meaning given to that term in the Code and shall include, without limitation, all negotiable instruments (as defined in the Code), all certificated securities (as defined in the Code) and all other writings which evidence a right to the payment of money now or after the date of this Agreement owned by the Grantor.

“Intellectual Property” shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets used or useful in the Business; (b) all licenses or user or other agreements granted to the Grantor with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral; (c) all customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, manuals, materials standards, processing standards, catalogs, computer and automatic machinery software and programs, and the like pertaining to the operation by the Grantor of the Business; (d) all sales data and other information relating to sales now or hereafter collected and/or maintained by the Grantor that pertain to the Business; (e) all accounting information which pertains to the Business and all media in which or on which any of the information or knowledge or data or records which pertain to the Business may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Grantor pertaining to the operation by the Grantor and its Subsidiaries of the Business; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by the Grantor in respect of any of the items listed above.

“Inventory” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by the Grantor, whenever acquired and wherever located, held for sale or lease or furnished or to be furnished under contracts of service, and all raw materials, work in process and materials owned by the Grantor, and used or consumed in the Grantor’s business, whenever acquired and wherever located.

“Investment Property,” “Securities Intermediary” and “Commodities Intermediary” each shall have the meaning set forth in the Code.

“Liens” shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Motor Vehicles” shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

“Patent Collateral” shall mean all Patents, whether now owned or hereafter acquired by the Grantor that are associated with the Business.

“Patents” shall mean all patents and patent applications, including those shown on Annex 1 hereto, and, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

“Permitted Liens” shall mean (i) the Grantor’s existing Liens as disclosed in Annex 2 hereto, (ii) the security interests created by this Agreement, (iii) Liens of local or state authorities for franchise, real estate or other like taxes, and (iv) tax Liens not yet due and payable and (v) existing or future Liens which do not materially affect the value of the Grantor’s property and do not materially interfere with the use made and proposed to be made of such property by the Grantor or the Liens granted hereunder.
“Proceeds” shall have the meaning given to that term in the Code and shall include without limitation whatever is received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether cash or non-cash, and includes without limitation proceeds of insurance payable by reason of loss of or damage to Collateral.

“Real Estate” shall have the meaning ascribed thereto in Section 2(i) hereof.

“Secured Obligations” shall mean, collectively, (a) the principal of and interest on the Notes issued or issuable (as applicable) by the Grantor and held by the applicable Subscriber and all other amounts from time to time owing to such Subscribers by the Grantor under the Subscription Agreement and the Notes and (b) all obligations of the Grantor to such Subscribers thereunder.

“Trademark Collateral” shall mean all Trademarks, whether now owned or hereafter acquired by the Grantor, that are associated with the Business.  Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including those shown on Annex 1 hereto, and, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

Capitalized terms not otherwise defined in this Agreement or the Subscription Agreement shall have the meanings attributed to such terms in the Code.

2.  Security Interest. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Grantor hereby pledges, grants, collaterally assigns, hypothecates and transfers to the Collateral Agent on behalf of the Purchasers as hereinafter provided, a security interest in and Lien upon all of the Grantor’s right, title and interest in, to and under all personal property and other assets of the Grantor, whether now owned or hereafter acquired by or arising in favor of the Grantor, whether now existing or hereafter coming into existence, whether owned or consigned by or to, or leased from or to the Grantor and regardless of where located, except for the Excluded Collateral and the Excluded Assets (all being collectively referred to herein as “Collateral”), including:

a.
all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of the Grantor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called “Instruments”);

b.	all inventory (as defined in the Uniform Commercial Code) of the Grantor and all goods obtained by the Grantor in exchange for such inventory (herein collectively called “Inventory”);
c.	all Intellectual Property and all other accounts or general intangibles of the Grantor not constituting Intellectual Property or Accounts;
d.	all equipment (as defined in the Uniform Commercial Code) of the Grantor (herein collectively called “Equipment”);
e.	each contract and other agreement of the Grantor relating to the sale or other disposition of Inventory or Equipment;
f.	all deposit accounts (as defined in the Uniform Commercial Code) of the Grantor (herein collectively called “Deposit Accounts”);
g.
all documents of title (as defined in the Uniform Commercial Code) or other receipts of the Grantor covering, evidencing or representing Inventory or Equipment (herein collectively called “Documents”);

h.
all rights, claims and benefits of the Grantor against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by the Grantor, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

i.
all estates in land together with all improvements and other structures now or hereafter situated thereon, together with all rights, privileges, tenements, hereditaments, appurtenances, easements, including, but not limited to, rights and easements for access and egress and utility connections, and other rights now or hereafter appurtenant thereto (“Real Estate”); and

all other tangible or intangible property of the Grantor, including, without limitation, all proceeds, products and accessions of and to any of the property of the Grantor described in clauses (a) through (i) above in this Section 2 (including, without limitation, any proceeds of insurance thereon), and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Grantor or any computer bureau or service company from time to time acting for the Grantor.

(b)           All of the Equipment, Inventory and Goods owned by the Grantor is located in the states as specified on Schedule I attached hereto (except to the extent any such Equipment, Inventory or Goods is in transit or located at such Grantor’s job site in the ordinary course of business).  Except as disclosed on Schedule I, none of the Collateral is in the possession of any bailee, warehousemen, processor or consignee.  Schedule I discloses such Grantor name as of the date hereof as it appears in official filings in the state of its incorporation, the organizational identification number issued by Grantor’s state of incorporation, formation or organization (or a statement that no such number has been issued), and the chief place of business, chief executive officer and the office where Grantor keeps its books and records.  The Grantor has only one state of incorporation.  The Grantor does not do business and have not done business during the past five (5) years under any trade name or fictitious business name except as disclosed on Schedule I attached hereto.

3. Provisions Applicable to the Collateral. The parties agree that the following provisions shall be applicable to the Collateral:

(a) The Grantor covenants and agrees that at all times during the term of this Agreement it shall keep accurate and complete books and records concerning the Collateral that is now owned by the Grantor.

(b) The Holders or their representatives shall have the right, upon reasonable prior written notice to a Grantor and during the regular business hours of the Grantor, to examine and inspect the Collateral and to review the books and records of the Grantor concerning the Collateral that is now owned or acquired after the date of this Agreement by the Grantor and to copy the same and make excerpts therefrom; provided, however, that from and after the occurrence of an Event of Default, the rights of inspection and entry shall be subject to the requirements of the Code.

(c) Intellectual Property.
(i) For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 3(c) hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, assign, license or sublicense any of the Intellectual Property (other than the Patent Collateral or goodwill associated therewith) now owned or hereafter acquired by the Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(ii) Notwithstanding anything contained herein to the contrary, so long as no Event of Default shall have occurred and be continuing and following notice by the Collateral Agent of the termination of Company’s rights with respect thereto, the Grantor will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Grantor.  In furtherance of the foregoing, unless an Event of Default shall have occurred and is continuing, the Collateral Agent shall from time to time, upon the request of the Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, which the Grantor shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (i) immediately above as to any specific Intellectual Property).  Further, upon the payment in full of all of the Secured Obligations or earlier expiration of this Agreement or release of the Collateral, the Collateral Agent shall grant back to the Grantor the license granted pursuant to clause (i) immediately above.  The exercise of rights and remedies under Section 3 hereof by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantor in accordance with the first sentence of this clause (ii).

(d)   The Grantor shall at all times during the term of this Agreement keep the Equipment, Inventory and Fixtures that are now owned by the Grantor in the states set forth on Schedule I or, upon written notice to the Collateral Agent, at such other locations for which the Holders have filed financing statements, and in no other states without 20 days’ prior written notice to the Holders, except that the Grantor shall have the right until one or more Events of Default shall occur to sell, move or otherwise dispose of Inventory and other Collateral in the ordinary course of business.

(d)           The Grantor shall not move the location of its principal executive offices without prior written notification to the Collateral Agent.

(e)           Without the prior written consent of the Holders, the Grantor shall not sell, lease or otherwise dispose of any Equipment or Fixtures, except in the ordinary course of their business.

(f)           Promptly upon request of the Holders or the Collateral Agent from time to time, the Grantor shall furnish the Holders or the Collateral Agent with such information and documents regarding the Collateral and the Grantor’s financial condition, business, assets or liabilities, at such times and in such form and detail as the Holders may reasonably request.

(g)           During the term of this Agreement, the Grantor shall deliver to the Holders or the Collateral Agent, upon their reasonable, written request from time to time, without limitation,

(i)  all invoices and customer statements rendered to account debtors, documents, contracts, chattel paper, instruments and other writings pertaining to the Grantor’s contracts or the performance of the Grantor’s contracts,

(ii)  evidence of the Grantor’s accounts and statements showing the aging, identification, reconciliation and collection thereof, and

(iii)  reports as to the Grantor’s inventory and sales, shipment, damage or loss thereof, all of the foregoing to be certified by authorized officers or other employees of the Grantor, and Grantor shall take all necessary action during the term of this Agreement to facilitate perfection of any and all security interests in favor of the Holders by the Collateral Agent.

(h)           Notwithstanding the security interest in the Collateral granted to and created in favor of the Holders under this Agreement, the Grantor shall have the right until one or more Events of Default shall occur, at its own cost and expense, to collect the Accounts and the Chattel Paper and to enforce their contract rights.

(i)           After the occurrence of an Event of Default, the Collateral Agent shall have the right, in its sole discretion, to give notice of the Holders’ security interest to account debtors obligated to the Grantor and to take over and direct collection of the Accounts and the Chattel Paper, to notify such account debtors to make payment directly to the Holders and to enforce payment of the Accounts and the Chattel Paper and to enforce the Grantor’s contract rights. It is understood and agreed by the Grantor that the Collateral Agent shall have no liability whatsoever under this subsection (i) except for their own gross negligence or willful misconduct.

(j)           At all times during the term of this Agreement, the Grantor shall promptly deliver to the Collateral Agent, upon its written request, all existing leases, and all other leases entered into by the Grantor from time to time, covering any Equipment or Inventory which is leased to third parties.

(k)           The Grantor shall not change its name, entity status, federal taxpayer identification number, or provincial organizational or registration number, or the state under which it is organized without the prior written consent of the Holders, which consent shall not be unreasonably withheld.

(l)           The Grantor shall not close any of its Deposit Accounts or open any new or additional Deposit Accounts without first giving the Holders at least fifteen (15) days’ prior written notice thereof; however, Holders grant Collateral Agent the power to waive a portion of the notice period if such waiver does not harm Holders’ security position.

(m)           The Grantor shall cooperate with the Holders and the Collateral Agent, at the Grantor’s reasonable expense, in perfecting Holders’ security interest in any of the Collateral.

(n)           The Collateral Agent may file any necessary financing statements and other documents the Collateral Agent deems reasonably necessary in order to perfect Holders’ security interest without either Grantor’s signature.  The Grantor grants to the Collateral Agent a power of attorney for the sole purpose of executing any documents on behalf of the Grantor which the Collateral Agent deems reasonably necessary to perfect Holders’ security interest.  Such power, coupled with an interest, is irrevocable.

4. Actions with Respect to Accounts. The Grantor irrevocably makes, constitutes and appoints the Collateral Agent its true and lawful attorney-in-fact with power to sign its name and to take any of the following actions after the occurrence and prior to the cure of an Event of Default, at any time without notice to either Grantor and at the Grantor’s reasonable expense:

(a)           Verify the validity and amount of, or any other matter relating to, the Collateral by mail, telephone, telegraph or otherwise;

(b)           Notify all account debtors that the Accounts have been assigned to the Holders and that the Holders have a security interest in the Accounts;

(c)           Direct all account debtors to make payment of all Accounts directly to the Holders;

(d)           Take control in any reasonable manner of any cash or non-cash items of payment or proceeds of Accounts;

(e)           Receive, open and respond to all mail addressed to the Grantor;

(f)           Take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to Accounts;

(g)           Enforce payment of and collect any Accounts, by legal proceedings or otherwise, and for such purpose the Holders may:

(1)           Demand payment of any Accounts or direct any account debtors to make payment of Accounts directly to the Holders;

(2)           Receive and collect all monies due or to become due to the Grantor pursuant to the Accounts;

(3)           Exercise all of the Grantor’s rights and remedies with respect to the collection of Accounts;

(4)           Settle, adjust, compromise, extend, renew, discharge or release Accounts in a commercially reasonable manner;

(5)           Sell or assign Accounts on such reasonable terms, for such reasonable amounts and at such reasonable times as the Holders reasonably deem advisable;

(6)           Prepare, file and sign the Grantor’s name or names on any Proof of Claim or similar documents in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

(7)           Prepare, file and sign the Grantor’s name or names on any notice of lien, claim of mechanic’s lien, assignment or satisfaction of lien or mechanic’s lien or similar document in connection with the Collateral;

(8)           Endorse the name of the Grantor upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to Accounts or goods pertaining to Accounts or upon any checks or other media of payment or evidence of a security interest that may come into the Holders’ possession;

(9)           Sign the name or names of the Grantor to verifications of Accounts and notices of Accounts sent by account debtors to the Grantor; or

(10)           Take all other actions that the Holders reasonably deem to be necessary or desirable to protect the Grantor’s interest in the Accounts.

(h)           Negotiate and endorse any Document in favor of the Holders or their designees, covering Inventory which constitutes Collateral, and related documents for the purpose of carrying out the provisions of this Agreement and taking any action and executing in the name(s) of Grantor any instrument which the Holders may reasonably deem necessary or advisable to accomplish the purpose hereof. Without limiting the generality of the foregoing, the Collateral Agent shall have the right and power to receive, endorse and collect checks and other orders for the payment of money made payable to the Grantor representing any payment or reimbursement made under, pursuant to or with respect to, the Collateral or any part thereof and to give full discharge to the same. The Grantor does hereby ratify and approve all acts of said attorney and agrees that said attorney shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except for said attorney’s own gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Notes are paid in full (at which time this power shall terminate in full) and the Grantor shall have performed all of its obligations under this Agreement. The Grantor further agrees to use its reasonable efforts to assist the Collateral Agent in the collection and enforcement of the Accounts and will not hinder, delay or impede the Holders in any manner in its collection and enforcement of the Accounts.

5. Preservation and Protection of Security Interest. The Grantor represents and warrants that it has, and covenants and agrees that at all times during the term of this Agreement, it will have, good and marketable title to the Collateral now owned by it free and clear of all mortgages, pledges, liens, security interests, charges or other encumbrances, except for the Permitted Liens and those junior in right of payment and enforcement to that of the Holders or in favor of the Holders, and shall defend the Collateral against the claims and demands of all persons, firms and entities whomsoever. Assuming Holders have taken all required action to perfect a security interest in the Collateral as provided by the Code, the Grantor represents and warrants that as of the date of this Agreement the Holders have, and that all times in the future the Holders will have, a first priority perfected security interest in the Collateral, prior and superior to the rights of all third parties in the Collateral existing on the date of this Agreement or arising after the date of this Agreement, subordinate only to the liens granted by Grantor to lenders in the same Collateral to secure the Permitted Liens. Except as permitted by this Agreement, the Grantor covenants and agrees that it shall not, without the prior written consent of the Holders (i) borrow against the Collateral or any portion of the Collateral from any other person, firm or entity, except for borrowings which are subordinate to the rights of the Holders, (ii) grant or create or permit to attach or exist any mortgage, pledge, lien, charge or other encumbrance, or security interest on, of or in any of the Collateral or any portion of the Collateral except those in favor of the Holders or the Permitted Liens, (iii) permit any levy or attachment to be made against the Collateral or any portion of the Collateral, except those subject to the Permitted Liens, or (iv) permit any financing statements to be on file with respect to any of the Collateral, except financing statements in favor of the Holders or those with respect to the Permitted Liens. The Grantor shall faithfully preserve and protect the Holders’ security interest in the Collateral and shall, at its own reasonable cost and expense, cause, or assist the Holders to cause that security interest to be perfected and continue perfected so long as the Notes or any portion of the Notes are outstanding, unpaid or executory. For purposes of the perfection of the Holders’ security interest in the Collateral in accordance with the requirements of this Agreement, the Grantor shall from time to time at the request of the Holders file or record, or cause to be filed or recorded, such instruments, documents and notices, including assignments, financing statements and continuation statements, as the Holders may reasonably deem necessary or advisable from time to time in order to perfect and continue perfected such security interest. The Grantor shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including further security agreements, pledges, endorsements, assignments and notices, as the Holders in their discretion may reasonably deem necessary or advisable from time to time in order to perfect and preserve the priority of such security interest as a first lien security interest in the Collateral prior to the rights of all third persons, firms and entities, subordinate only to the liens granted by Grantor to lenders in the same Collateral to secure the Permitted Liens and except as may be otherwise provided in this Agreement. The Grantor agrees that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed instead of the original.

6. Insurance. Risk of loss of, damage to or destruction of the Equipment, Inventory and Fixtures is on the Grantor. The Grantor shall insure the Equipment, Inventory and Fixtures against such risks and casualties and in such amounts and with such insurance companies as is ordinarily carried by corporations or other entities engaged in the same or similar businesses and similarly situated or as otherwise reasonably required by the Holders in their sole discretion. In the event of loss of, damage to or destruction of the Equipment, Inventory or Fixtures during the term of this Agreement, the Grantor shall promptly notify the Collateral Agent of such loss, damage or destruction. At the reasonable request of the Holders, the Grantor’s policies of insurance shall contain loss payable clauses in favor of the Grantor and the Holders as their respective interests may appear and shall contain provision for notification of the Holders thirty (30) days prior to the termination of such policy. At the request of the Holders, copies of all such policies, or certificates evidencing the same, shall be deposited with the Holders. If any Grantor fails to effect and keep in full force and effect such insurance or fail to pay the premiums when due, the Holders may (but shall not be obligated to) do so for the account of such Grantor and add the cost thereof to the Notes.  The Holders are irrevocably appointed attorney-in-fact of the Grantor to endorse any draft or check which may be payable to the Grantor in order to collect the proceeds of such insurance. Unless an Event of Default has occurred and is continuing, the Holders will turn over to the Grantor the proceeds of any such insurance collected by it on the condition that the Grantor apply such proceeds either (i) to the repair of damaged Equipment, Inventory or Fixtures, or (ii) to the replacement of destroyed Equipment, Inventory or Fixtures with Equipment, Inventory or Fixtures of the same or similar type and function and of at least equivalent value (in the sole judgment of the Holders), provided such replacement Equipment, Fixtures or Inventory is made subject to the security interest created by this Agreement and constitutes a first lien security interest in the Equipment, Inventory and Fixtures subordinate only to the liens granted by Grantor to lenders in the same Collateral to secure  the Permitted Liens, and is perfected by the filing of financing statements in the appropriate public offices and the taking of such other action as may be necessary or desirable in order to perfect and continue perfected such security interest. Any balance of insurance proceeds remaining in the possession of the Holders after payment in full of the Notes shall be paid over to the applicable Grantor or its order.

7. Maintenance and Repair. The Grantor shall maintain the Equipment, Inventory and Fixtures, and every portion thereof, in good condition, repair and working order, reasonable wear and tear alone excepted, and shall pay and discharge all taxes, levies and other impositions assessed or levied thereon as well as the cost of repairs to or maintenance of the same. If any Grantor fails to do so, the Holders may (but shall not be obligated to) pay the cost of such repairs or maintenance and such taxes, levies or impositions for the account of such Grantor and add the amount of such payments to the principal of the Notes.

8. Preservation of Rights against Third Parties; Preservation of Collateral in Holders’ Possession. Until such time as the Holders exercise their right to effect direct collection of the Accounts and the Chattel Paper and to effect the enforcement of the Grantor’s contract rights, the Grantor assumes full responsibility for taking any and all commercially reasonable steps to preserve rights in respect of the Accounts and the Chattel Paper and their contracts against prior parties. The Holders shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may come into its possession from time to time if the Holders take such action for that purpose as the relevant Grantor shall request in writing, provided that such requested action shall not, in the judgment of the Holders, impair the Holders’ security interest in the Collateral or its right in, or the value of, the Collateral, and provided further that the Holders receive such written request in sufficient time to permit the Holders to take the requested action.

9.  Events of Default and Remedies.

(a)           If any one or more of the Events of Default shall occur or shall exist, the Collateral Agent may then or at any time thereafter, so long as such default shall continue, foreclose the lien or security interest in the Collateral in any way permitted by law, or upon fifteen (15) days’ prior written notice to the relevant Grantor, sell any or all Collateral at private sale at any time or place in one or more sales, at such price or prices and upon such terms, either for cash or on credit, as the Collateral Agent, in its sole discretion, may elect, or sell any or all Collateral at public auction, either for cash or on credit, as the Collateral Agent, in its sole discretion, may elect, and at any such sale, the Collateral Agent may bid for and become the purchaser of any or all such Collateral. Pending any such action the Collateral Agent may liquidate the Collateral.

(b)           If any one or more of the Events of Default shall occur or shall exist, the Collateral Agents may then, or at any time thereafter, so long as such default shall continue, grant extensions to, or adjust claims of, or make compromises or settlements with, debtors, guarantors or any other parties with respect to Collateral or any securities, guarantees or insurance applying thereon, without notice to or the consent of any Grantor, without affecting the Grantor’s liability under this Agreement or the Notes. The Grantor waives notice of acceptance, of nonpayment, protest or notice of protest of any Accounts or Chattel Paper, any of its contract rights or Collateral and any other notices to which the Grantor may be entitled.

(c)           If any one or more of the Events of Default shall occur or shall exist and be continuing, then in any such event, the Collateral Agent shall have such additional rights and remedies in respect of the Collateral or any portion thereof as are provided by the Code and such other rights and remedies in respect thereof which it may have at law or in equity or under this Agreement, including without limitation the right to enter any premises where Equipment, Inventory and/or Fixtures are located and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, which the Grantor expressly waives.

(d)           The Collateral Agent shall apply the Proceeds of any sale or liquidation of the Collateral, and, subject to Section 5, any Proceeds received by the Collateral Agent from insurance, first to the payment of the reasonable costs and expenses incurred by the Collateral Agent in connection with such sale or collection, including without limitation reasonable attorneys’ fees and legal expenses; second to the payment of the Notes, pro rata, whether on account of principal or interest or otherwise as the Collateral Agent, in its sole discretion, may elect, and then to pay the balance, if any, to the relevant Grantor or as otherwise required by law. If such Proceeds are insufficient to pay the amounts required by law, the Grantors shall be liable for any deficiency.

(e)           Upon the occurrence of any Event of Default, the Grantor shall promptly upon written demand by the Collateral Agent assemble the Equipment, Inventory and Fixtures and make them available to the Holders at a place or places to be designated by the Collateral Agent The rights of the Collateral Agent under this paragraph to have the Equipment, Inventory and Fixtures assembled and made available to it is of the essence of this Agreement and the Collateral Agent may, at its election, enforce such right by an action in equity for injunctive relief or specific performance, without the requirement of a bond.

10. Defeasance. Notwithstanding anything to the contrary contained in this Agreement upon payment and performance in full of the Notes, this Agreement shall terminate and be of no further force and effect and the Holders shall thereupon terminate their security interest in the Collateral. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, provided that, without the prior written consent of the Holders, no Grantor may assign this Agreement or any of its rights under this Agreement or delegate any of its duties or obligations under this Agreement and any such attempted assignment or delegation shall be null and void. This Agreement is not intended and shall not be construed to obligate the Holders to take any action whatsoever with respect to the Collateral or to incur expenses or perform or discharge any obligation, duty or disability of any Grantor.

11.  The Collateral Agent.

(a) Delegation of Duties.  The Collateral Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

(b) Liability of Collateral Agent.  None of the Collateral Agent Related Persons (as defined below) shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Holders for any recital, statement, representation or warranty made by any other party, or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of any other party to this Agreement or any other Transaction Document to perform its obligations hereunder or thereunder.  No Collateral Agent Related Person shall be under any obligation to any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Grantor or any of the Grantor’s Subsidiaries or Affiliates.  “Collateral Agent Related Persons” means the Collateral Agent and any successor agent arising hereunder, together with their respective affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such persons and affiliates.

(c) Reliance by Collateral Agent.  The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel (including counsel to the Grantor or any Grantor), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Majority Holders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Majority Holders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders. “Majority Holders” means at any time a Holder or Holders then holding in excess of 50% of the then aggregate unpaid principal amount of the Notes.

(d) Notice of Default.  The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any default or Event of Default, except with respect to defaults in the delivery of any documents or certificates required to be delivered to the Collateral Agent hereunder for the benefit of the Holders, unless the Collateral Agent shall have received written notice from a Holder or the Grantor or any Grantor referring to this Agreement, describing such default or Event of Default and stating that such notice is a “notice of default”.  The Collateral Agent will notify the Holders of its receipt of any such notice.  The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Holders in accordance with this Agreement; provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default or Event of Default as it shall deem advisable or in the best interest of the Holders.

(e) Indemnification of Collateral Agent.  Whether or not the transactions contemplated hereby and by the other Subscription Documents are consummated, the Holders shall indemnify upon demand the Collateral Agent Related Persons (to the extent not reimbursed by or on behalf of the Grantor or any Guarantor and without limiting the obligation of the Grantor or the Grantor to do so), pro rata, from and against any and all Indemnified Liabilities (as defined below); provided, however, that no Holder shall be liable for the payment to the Collateral Agent Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Holder shall reimburse the Collateral Agent upon demand for its ratable share of any costs or out of pocket expenses (including fees and disbursements of legal counsel) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein, to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of the Grantor.  Notwithstanding the foregoing, no Holder shall be required to pay, in total under this paragraph (e) and any similar provision in any other Transaction Document, any amount in excess of the total gross purchase price of the Notes purchased by such Holder.  The undertaking in this paragraph shall survive the payment of all obligations hereunder and the resignation or replacement of the Collateral Agent.  “Indemnified Liabilities” means all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including fees and disbursements of legal counsel) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Notes and the termination, resignation or replacement of the Collateral Agent) be imposed on, incurred by or asserted against any Collateral Agent Related Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby and thereby, or any action taken or omitted by any such Collateral Agent Related Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy or insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Notes or the other Subscription Documents or the use of the proceeds thereof, whether or not any Collateral Agent Related Person is a party thereto.

(f) Collateral Agent in Individual Capacity.  Any Collateral Agent Related Person may engage in transactions with, make loans to, acquire equity interests in and generally engage in any kind of business with the Grantor or any Grantor and their affiliates, including purchasing and holding Notes, as though the Collateral Agent were not the Collateral Agent hereunder and without notice to or consent of the Holders.  The Holders acknowledge that, pursuant to such activities, any Collateral Agent Related Person may receive information regarding the Grantor or any Grantor and their affiliates (including information that may be subject to confidentiality obligations in favor of the Grantor or any Grantor and their affiliates) and acknowledge that the Collateral Agent shall be under no obligation to provide such information to them.  With respect to any Notes it holds, a Collateral Agent Related Person shall have the same rights and powers under this Agreement as any other Holder and may exercise the same as though the Collateral Agent were not the Collateral Agent, and the terms “Holder” and “Holders” include any such Collateral Agent Related Person in its individual capacity.

(g) Successor Collateral Agent.  The Collateral Agent may, and at the request of the Majority Holders shall, resign as Collateral Agent upon 30 days’ notice to the Holders.  If the Collateral Agent resigns under this Agreement, the Majority Holders shall appoint from among the Holders a successor agent for the Holders, which successor agent shall be approved by the Grantor, such approval not to be unreasonably withheld.  If no successor agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint, after consulting with the Holders and the Grantor, a successor agent from among the Holders.  Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term “Collateral Agent” shall mean such successor agent and the retiring Collateral Agent’s appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.  If no successor agent has accepted appointment as Collateral Agent by the date which is 30 days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Holders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Majority Holders appoint a successor agent as provided for above.

12.  Miscellaneous.
(a)           The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall for any reason be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

(b)           No failure or delay on the part of the Holders in exercising any right, remedy, power or privilege under this Agreement and the Notes shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Holders under this Agreement, the Notes or any of the other Subscription Documents; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power or privilege or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Holders under this Agreement, the Notes and the other Subscription Documents are cumulative and not exclusive of any rights or remedies which they may otherwise have.

(c)           Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

If to Grantor:

At the address for the Grantor set forth in the Subscription Agreement

If to Collateral Agent:

OmniView Capital Advisors
140 Rowayton Avenue, 2nd Fl.
Rowayton, CT 06853
Attn: Abraxas Discala

Any such notice shall be effective when delivered, if delivered by hand delivery, overnight courier service, or U.S. Mail return receipt requested.

(d)           The section headings contained in this Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

(e)           Unless the context otherwise requires, all terms used in this Agreement which are defined by the Code shall have the meanings stated in the Code.

(f)           The Code shall govern the settlement, perfection and the effect of attachment and perfection of the Holders’ security interest in the Collateral, and the rights, duties and obligations of the Holders and the Grantor with respect to the Collateral. This Agreement shall be deemed to be a contract under the laws of the State of New York and the execution and delivery of this Agreement and, to the extent not inconsistent with the preceding sentence, the terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of that State.  EACH GRANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(g)           This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.  Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed and delivered this Security Agreement as of the day and year set forth at the beginning of this Security Agreement.

GRANTOR:	CODESMART GROUP INC.

By:
Name: Ira Shapiro
Title: Chief Executive Officer

ACCEPTED BY:

OMNIVIEW CAPITAL ADVISORS
as Collateral Agent

By:
Name:
Title:

Schedule I

1.	State(s)/Jurisdictions in which Collateral is located:

New York, Florida and [_______________]

2.	Grantor Information:

Grantor
CodeSmart Group, Inc.
a Nevada corporation
ID No.: [___________]

Executive Offices Address:
103 Waters Edge
Congers, NY 10920
Chief Executive Officer: Ira Shapiro
Foreign Corporation Qualification Numbers:
[______________________]